UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

_____________________

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2018 (November 2, 2018)

EASTERLY ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37522	47-3864814
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

205 Hudson Street, 7th Floor
New York, New York	10013
(Address of principal executive offices)	(Zip Code)

(646) 712-8300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 2, 2018, Easterly Acquisition Corp. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders considered the following proposals: (1) a proposal to approve and adopt the Agreement and Plan of Merger, dated as of June 23, 2018 (as amended pursuant to the First Amendment to Agreement and Plan of Merger and Sponsor Letter, dated as of August 29, 2018, the “Merger Agreement”), by and among the Company, Sirius International Insurance Group, Ltd. (“Sirius Group”) and Sirius Acquisitions Holding Company III, a wholly owned subsidiary of Sirius Group (“Merger Sub”), and the transactions contemplated by the Merger Agreement, including the merger of Merger Sub with and into the Company with the Company surviving the merger as a wholly owned subsidiary of Sirius Group (the “Transaction Proposal”); and (2) a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if, based upon the tabulated vote at the time of the Special Meeting, there were not sufficient votes to approve the Transaction Proposal at the Special Meeting (the “Adjournment Proposal”).

Set forth below are the final voting results for each of the proposals:

Transaction Proposal

The Transaction Proposal was approved. The voting results of the Company’s common stock were as follows:

For	Against	Abstain	Broker Non-Votes
16,436,502	100	0	0

In connection with the vote on the Transaction Proposal, the holders of 10,463,267 shares of the Company’s common stock properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.49 per share, for an aggregate redemption amount of approximately $109.7 million.

Adjournment Proposal

The Adjournment Proposal was approved. The voting results of the Company’s common stock were as follows:

For	Against	Abstain	Broker Non-Votes
16,436,501	101	0	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Easterly Acquisition Corp.

Date: November 2, 2018	By:	/s/ Avshalom Kalichstein
	Name:	Avshalom Kalichstein
	Title:	Chief Executive Officer